EXHIBIT 99.1

Merrimack Reports Ipsen Announcement of Approval By The US FDA of Onivyde® (Irinotecan Liposome Injection) Plus 5 Fluorouracil/Leucovorin and Oxaliplatin (NALIRIFOX) as a First-Line Treatment for Metastatic Pancreatic Ductal Adenocarcinoma (mPDAC)

•	FDA Approval Triggers $225 Million Milestone Payment from Ipsen to Merrimack

•	Merrimack Expects to Hold Special Meeting of Stockholders to Approve Plan of Dissolution in May 2024

•	Following Approval of Plan of Dissolution, Merrimack Expects to Issue a Liquidating Dividend Currently Estimated to be Between $14.65 and $15.35 per Share in the Late Spring or Early Summer

February 13, 2024

CAMBRIDGE, Mass.—(BUSINESS WIRE)—Merrimack Pharmaceuticals, Inc. (Nasdaq: MACK) (“Merrimack” or the “Company”) reported that Ipsen, SA (“Ipsen”) issued a press release today announcing the U.S. Food and Drug Administration has approved the supplemental new drug application for Onivyde® (irinotecan liposome injection) plus 5 fluorouracil/leucovorin and oxaliplatin (NALIRIFOX) as a first-line treatment for people living with metastatic pancreatic ductal adenocarcinoma (mPDAC).

Under the terms of the 2017 Asset Purchase Agreement between Ipsen and Merrimack (the “Ipsen Agreement”), previously approved by Merrimack’s stockholders, this U.S. Food and Drug Administration approval triggers a $225 million milestone payment from Ipsen to Merrimack which is due on or before March 29, 2024.

“Today’s announcement is the culmination of nearly seven years of clinical trials and regulatory approval efforts by Ipsen following its 2017 purchase of the Onivyde technology from Merrimack. So far the Company has received several payments from the Ipsen Agreement including: a $575 million payment in 2017, a $5.7 Million working capital adjustment payment later that year, and a $5 million milestone payment in 2019” said Gary Crocker, Chairman of Merrimack’s Board of Directors. “The Board of Merrimack plans to hold a Special Meeting of Stockholders to approve a plan for a corporate dissolution and followed by a distribution of the proceeds to our stockholders from this new $225 million milestone payment, plus residual cash, net of corporate taxes and interest charges accruing under IRS installment sale rules, and other expenses.”

Merrimack’s Board of Directors has evaluated the likelihood of receiving additional milestone payments under the Ipsen Agreement and from the 2019 Agreement with Elevation Oncology (the “Elevation Agreement”) and has concluded that it is unlikely that any additional milestone payments from either agreement will become payable. Based on this analysis, Merrimack expects to hold a special meeting of stockholders by May of 2024 to seek approval for the adoption of a Plan of Dissolution including issuance of a liquidating dividend after the special meeting of stockholders. The Plan will include establishment of a liquidating trust for the benefit of stockholders in the unlikely event that Merrimack might receive any future milestone payments from Ipsen or Elevation Technology.

Stockholders subject to taxation in the United States who receive a liquidating distribution generally will recognize a capital gain or loss equal to the amount received for their shares over their adjusted basis in such shares if shares are held in a taxable account. The tax consequences of the plan of dissolution may vary depending upon the particular circumstances of the stockholder. We recommend that each stockholder consult their tax advisor regarding the U.S. federal income tax consequences of the Plan of Dissolution as well as the state, local and non-U.S. tax consequences.

Based on the information currently available, Merrimack management estimates that the aggregate amount of the liquidating dividend payable to stockholders will be in the range of between approximately $14.65 and $15.35 per share. These estimates are based on, among other things, the receipt of the $225M milestone from Ipsen, Merrimack’s current and projected balance of cash, cash equivalents and marketable securities, estimated federal and state taxes payable for 2024, interest payable to the federal government pursuant to Internal Revenue Code Section 453A and state governments pursuant to similar state tax provisions due on the receipt of the Ipsen milestone payment, proceeds from the expected exercise of stock options, and amounts that will need to be retained by the Company to fund close down expenses and the liquidating trust. The estimated liquidating dividend represents Company management’s estimate of the amount to be distributed to stockholders during the liquidation but does not represent the minimum or maximum distribution amount. The total actual amount of distributions, if any, could be higher or lower, or, although highly unlikely, there may not be any liquidating distributions at all. It is possible that any initial distribution could be followed in the future by further distributions if it is determined that any reserved amounts no longer need to be held by the Company. The Company cannot predict with certainty the amount of liquidating distributions to be paid to Merrimack’s stockholders.

About Merrimack

Merrimack Pharmaceuticals, Inc. is a biopharmaceutical company based in Cambridge, Massachusetts that is entitled to receive up to $225 million in contingent milestone payments related to its sale of Onivyde to Ipsen S.A. in April 2017. This milestone payment is payable by Ipsen on or before March 29, 2024 as Ipsen has received FDA approval on February 13, 2024 for the use of Onivyde® plus 5 fluorouracil/leucovorin and oxaliplatin (NALIRIFOX regimen) as a treatment of first line metastatic pancreatic ductal adenocarcinoma (mPDAC).

Ipsen has not publicly communicated any current clinical trials which could lead to future milestone payments under the Ipsen Agreement. Elevation Oncology previously announced that it has paused activities under the program from which future milestone payments might be issued to Merrimack under the Elevation Agreement. As a result, Merrimack is not currently expecting to receive these additional potential milestone payments. Neither Ipsen nor Elevation Oncology share any non-public information regarding these programs with Merrimack.

Forward Looking Statements

Any statements made in this press release K relating to future financial, business, conditions, plans, prospects, impacts, shifts, trends, progress, or strategies and other such matters, including without limitation, Merrimack’s proposed Dissolution pursuant to its proposed Plan of Dissolution, the timing of filing of the Certificate of Dissolution, the timing and outcome of the planned special meeting to approve the Dissolution and the Plan of Dissolution, the amount, number, and timing of liquidating distributions, if any, to its stockholders, the amount of reserves, and similar statements, are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. In addition, when or if used in this Current Report on Form 8-K, the words “may,” “could,” “should,” “might,” “hold,” “approve,” “receive,” “determine,” “file,” “entitle,” “solicit,” “continue,” “conduct,” “reduce,” “report,” “seek,” “conserve,” “distribute,” “dissolve,” “encourage,” “discontinue,” “terminate,” “additional,” “announce,” “anticipate,” “believe,” “sufficient,” “estimate,” “expect,” “intend,” “plan,” “potential,” “will,” “evaluate,” “meet,” “develop,” “appropriate,” “affirmative,” “reduce,” and similar expressions and their variants, as they relate to Merrimack or any of Merrimack’s partners, or third parties, may identify forward-looking statements. Merrimack cautions that these forward-looking statements are subject to numerous assumptions, risks, and uncertainties, which change over time, often quickly, and in unanticipated ways. Important factors that may cause actual results to differ materially from the results discussed in the forward-looking statements or historical experience include the availability, timing and amount of liquidating distributions being different than expected; the amounts that will need to be set aside as reserves by Merrimack being higher than anticipated; the possible inadequacy of such reserves to satisfy Merrimack’s obligations; potential unknown contingencies or liabilities, and Merrimack’s potential inability to favorably resolve them or at all; the amount of proceeds that might be realized from the sale or other disposition of any remaining Merrimack assets; the application of, and any changes in, applicable tax and other laws, regulations, administrative practices, principles and interpretations; the incurrence by Merrimack of expenses relating to the Dissolution being different than estimated; the ability of the Merrimack Board of Directors to abandon, modify or delay implementation of the Dissolution, even after stockholder approval; failure of the Company’s stockholders to approve the proposed Plan of Dissolution; the Company’s ability to settle, make reasonable provision for or otherwise resolve its liabilities and obligations, including the establishment of an adequate contingency reserve; and the uncertain macroeconomic and political environment.

In addition to forward-looking statements regarding the proposed Plan of Dissolution, forward-looking statements include any statements about Merrimack’s strategy, future operations, future financial position, future revenues and future expectations and plans and prospects for Merrimack, Merrimack’s rights to receive payments related to certain milestone events or whether such milestones will be achieved, if at all, or whether Ipsen and Elevation Oncology will resume efforts under the remaining programs for which milestone payments may occur. Such forward-looking statements involve substantial risks and uncertainties that could cause Merrimack’s future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others: positive information about pre-clinical and early-stage clinical trial results does not ensure that later stage or larger scale clinical trials will be successful. For example, these additional indications for which milestone payments could occur may not demonstrate promising therapeutic effect or appropriate safety profiles in current or later stage or larger scale clinical trials as a result of known or as yet unanticipated side effects. The results achieved in later stage trials may not be sufficient to meet applicable regulatory standards or to justify further development. Problems or delays may arise prior to the initiation of planned clinical trials, during clinical trials or in the course of developing, testing or manufacturing that could lead Ipsen and Elevation Oncology and their partners and collaborators to fail to initiate or to discontinue development. Even if later stage clinical trials are successful, unexpected concerns may arise from subsequent analysis of data or from additional data. Obstacles may arise or issues may be identified in connection with review of clinical data with regulatory authorities. Regulatory authorities may disagree with Ipsen and Elevation Oncology’s view of the data or require additional data or information or additional studies. In addition, the planned timing of initiation and completion of future clinical studies, if any, are subject to the ability of each of Ipsen and Elevation Oncology, respectively, to enroll patients, enter into agreements with clinical trial sites and investigators, and overcome technical hurdles and other issues related to the conduct of the trials for which each of them is responsible. Additionally, each of Ipsen and Elevation Oncology are subject to the risk that they may not successfully commercialize these development programs. In addition, press releases and other public statements by Ipsen and Elevation Oncology may contain forward-looking statements. Merrimack undertakes no obligation to update or revise any forward-looking statements. Forward-looking statements should not be relied upon as representing Merrimack’s views as of any date subsequent to the date hereof. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Merrimack’s business in general, see the “Risk Factors” section of Merrimack’s Annual Report on Form 10-K filed with the SEC on March 9, 2023, any subsequent quarterly report on Form 10-Q filed by Merrimack and the other reports Merrimack files with the SEC.

Important Additional Information and Where to Find It

This press release is for informational purposes only. It is neither a solicitation of a proxy, an offer to purchase, nor a solicitation of an offer to sell shares of the Company. In connection with the proposed dissolution of the Company and the Plan of Dissolution, the Company intends to file with the SEC a proxy statement and other relevant materials. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, ANY AMENDMENTS OR SUPPLEMENTS THERETO, ANY OTHER SOLICITING MATERIALS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED DISSOLUTION OF THE COMPANY, THE PLAN OF DISSOLUTION AND RELATED MATTERS, AND/OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MERRIMACK, THE PROPOSED AND DISSOLUTION OF THE COMPANY, AND THE PLAN OF DISSOLUTION AND RELATED MATTERS. Stockholders may obtain a free copy of the proxy statement and the other relevant materials when they become available, and any other documents filed by the Company with the SEC, at the SEC’s website at http://www.sec.gov or on the “Investors – SEC Filings” section of Merrimack’s website at www.merrimack.com. These documents will be available free of charge.

Participants in the Solicitation

Merrimack and its executive officers and directors may be deemed to be participants in the solicitation of proxies from its stockholders with respect to the proposed dissolution of the Company, the Plan of Dissolution and related matters, and any other matters to be voted on at the special meeting of stockholders. Information regarding the names, affiliations and direct or indirect interests, by security holdings or otherwise, of such directors and executive officers in the solicitation will be included in the proxy statement (when available). Additional information regarding such directors and executive officers, and other important Company information, are included in Merrimack’s Annual Report on Form 10-K for the year ended December 31, 2022, which was filed with the SEC on March 9, 2023.

Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies of Merrimack’s stockholders in connection with the proposed dissolution of the Company, the Plan of Dissolution and related matters and any other matters to be voted upon at the special meeting will be set forth in the proxy statement

Contacts

Tim Surgenor

ir@merrimack.com